Exhibit 10.2

Cooperation Agreement

Party A: Hohhot Aihua Traditional Chinese Medicine Hospital (General Partnership)

Principal: Hao Yongrui

Party B: Inner Mongolia Qinguo Health Consulting Co., Ltd

Principal: Zhang Liang

For the purpose of facilitating the implementation of “Great Health” medical technology service project in the Inner Mongolia, the Parties have, on basis of good faith, equality and mutual benefits, reached a consensus through friendly negotiation, as follows:

I. Content of consultation and cooperation

Party A and Party B shall mainly cooperate with each other with regard to the following programs, “Immunological Ozonated Autohemotherapy”, “Meridian-regulating and Consciousness-restoring Iatrotechnics”, “PRP”, “Relaxation therapy”, “Vegetative Nerve Regulation (anterior)” and “Conventional Therapy” etc.

1. Party A shall offer the venue & qualifications for the cooperation programs as well as the management of medical quality & safety, medical staff, medicines and consumables etc.

2. Party B shall carry out the market operation and customer relationship management for “Immunological Ozonated Autohemotherapy”, “Meridian-regulating and Consciousness-restoring Iatrotechnics”,and such businesses in a legitimate and normative manner.

II. Term of cooperation

Term of cooperation between the Parties is five (5) years, from April 01, 2021 until March 31, 2026.

III. Rights, duties and obligations of Party A

1. Party A shall take charge of procurement and quality control for doctor resources and related medicines & consumables for this Project.

2. Party A shall be responsible for equipment operation and further medical services for the customers.

3. Party A shall control the medical risks. In case of any medical accident, Party A shall assume the compensation solely while Party B shall not bear any liability of compensation.

4. Party A is obliged to cooperate with Party B in completing the market exploitation; to attend related activities organized by Party B; and to allow Party B to use its trademark, designation and image for facilitating those activities in a legitimate and normative manner.

5. Party A shall provide the negotiation room, waiting room and office (the entire fourth floor of Aihua Hospital, 700 m2 in total) to Party B, rent free. During the cooperation period, all utilities and such fees for heating and property management shall be undertaken by Party B, at the amount determined as per the actual consumption.

6. Party A shall give the settlement receipt to Party B on a regular basis.

7. Party A is entitled to from time to time know the operation conditions of this Project while Party B shall cooperate actively.

IV. Rights, duties and obligations of Party B

1. Party B shall assure the legitimacy of all businesses executed, be responsible for the development and benefits of both Parties and handle with all contradictions and disputes arising on the operation market. In such a case, Party A shall not assume any liability.

2. Where any dispute or compensation is arisen from the event that any customer is not satisfied with the therapeutic effect after treatment, both Parties shall make joint efforts to give solution to the customer according to the practical conditions and do their best to maintain good relations with the customer and keep the customer satisfied.

3. Party A is the sole strategic partner of Party B with respect to the “Great Health” Project in Hohhot.

4. Party B shall make sure that those health programs promoted are mainly those programs cooperated with Aihua TCM Hospital.

5. Provided that any customer has any demand for medical care in the course of business, Party B shall preferentially recommend the doctors and experts from Aihua Hospital to the customer, for assessment, determination of therapeutic schedule and medical treatment.

V. Liabilities for breach of contract

1. Party A shall strictly follow the foregoing provisions and in case of any violation, compensate Party B for all actual economic losses arising therefrom.

2. Party B shall strictly follow the foregoing provisions and in case of any violation, compensate Party A for all actual economic losses arising therefrom.

VI. Settlement of disputes

1. This Agreement is governed by laws of the People’s Republic of China.

2. If there is any dispute arising from or in connection with the existence, effect, performance, interpretation and termination of this Agreement, both Parties shall solve through friendly negotiation; if negotiation fails or either Party refuses to negotiate, either Party is entitled to submit it to the local court or arbitration committee of Hohhot City for settlement.

VII. This Agreement is made in duplicate and shall come into force as from the date when both Parties sign their names on it. Each Party shall have two copies for record. Provided that any content of this Agreement must be modified, the supplementary agreement shall have the same effect with this Agreement.

VIII. Both Parties are willing to conclude this Agreement and have read & understood, and agreed to be bound by all provisions herein.

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On behalf of

Party A: Hohhot Aihua Traditional Chinese Medicine Hospital (General Partnership) (seal)

Legal representative or authorized agent: Hao Yongrui (signature)

Date: March 26, 2021

On behalf of

Party B: Inner Mongolia Qinguo Health Consulting Co., Ltd (seal)

Legal representative or authorized agent: Zhang Liang (signature)

Date: March 26, 2021

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